EXHIBIT 10.1

On Track Innovations Ltd. (the "Company")

              Plan for the Allotment of Stock Options to Employees

A.       Title and Purpose

1. Title: This plan, as being from time to time, shall be entitled "Plan for the Allotment of Company Stock Options to Employees" (the "Plan").

2. Objective: The objective of the Plan is to incentivize the Company's employees (hereinafter in the plural: "Employees" and in the singular:
         "Employee"), by granting options to buy the Company's stock (hereinafter in the plural: "Options" and in the singular: "Option"), pursuant to a plan conforming to the requirements of Section 102 of the Income Tax Ordinance and the regulations promulgated thereunder, to be approved by the Company's board of directors (hereinafter: the "Board of Directors").

B.       Principal Conditions of the Plan

3.       Administration:

         3.1 The Plan shall be administered by a subcommittee of 3 (three) members of the Board of Directors, to be appointed by the Board of Directors (the "Committee"). The Board of Directors shall be authorized to appoint the Committee members, to remove Committee members from office or to appoint new members to the Committee. In addition, the Board of Directors shall fill any vacancy to be created on the Committee.

         3.2 The Committee shall elect one of its members as chairperson of the Committee (the "Chairperson") and shall hold its meetings at a place and time to be determined by the Chairperson. Binding resolutions of the Committee shall be resolutions adopted by a majority of the Committee members present at a meeting attended by a majority of the Committee members, or resolutions approved in writing by all members of the Committee. The Committee shall appoint a secretary, who shall record minutes of the Committee's deliberations, and shall determine its work procedures as it shall deem fit according to its discretion.

         3.3 Subject to the objectives and principal conditions of the Plan, the Committee shall have the full authority in accordance with its discretion, from time to time and at any time, to determine as follows:

                  (1) The identity of the Employees to be granted Options (the "Entitled Employees" as defined in Section 4 below).

                  (2) The number of shares purchasable under every Option (the "Shares").

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                  (3)      The date or dates on which Options shall be awarded
                           to the Entitled Employees.


                  (4) The price, time table and conditions for the exercise of each Option.

                  (5) Any other issue relating to the administration of the Plan.

         When determining the number of Shares purchasable under each Option, the Committee shall consider, inter alia, the Employee's salary, the position he occupies in the Company and his contribution to the Company and to the promotion of the business thereof.

         3.4 The Committee shall be entitled, from time to time, to fix regulations for the execution of the Plan, as it shall deem fit. The Committee members and/or the members of the Board of Directors shall not be liable for any act or decision lawfully adopted and performed in good faith in connection with the Plan or any Option and/or Share granted hereunder.

         3.5 The interpretation given by the Committee to any of the conditions of the Plan or of any Option hereunder, shall be final and binding, unless determined otherwise by the Board of Directors.

4. Entitled Employees: The Committee may grant Options only to a person who is an Employee of the Company. Without derogating from the other provisions of this Plan, the granting of Options to officers (as this term is defined in the Companies Ordinance [New Version], 5743-1983 - the "Companies Ordinance") shall be made subject to the provisions of the Companies Ordinance, as being from time to time, particularly in all matters pertaining to an officer's transaction with the Company. The granting of an Option shall not entitle an Employee to receive, nor disqualify him from receiving, additional Options to be granted under this Plan, or another option or stock allotment plan of the Company.

5.      Trust:

         5.1 All Options granted to Employees, and all Shares allotted in accordance with the Options (in the Entitling Allotment, as defined in Section 6 below), shall be allotted by the Company to a trustee to be appointed by the Board of Directors (the "Trustee"). The Trustee shall hold the Options or the Shares, as the case may be, in trust for the Entitled Employee, and the said Shares shall be registered in the Company's register of members in the name of the Trustee. All share certificates relating to Shares, for the purchase of which Employees shall have been granted Options, shall be deposited with the Trustee and held by him until such time as the Shares shall be released from the trust, in accordance with the conditions specified below.
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         5.2      The Shares received as a result of the exercise of the Options shall not be released from the trust until two years shall have passed from the date of granting of the Option to the Trustee for the benefit of the Entitled Employee, subject to any postponement of the said date as determined by the Committee. Subject to this Plan, at any time after the date of release of the Shares, until the date fixed in Section 10.3 below, the Entitled Employee shall be entitled (but not obliged) to require the Trustee to release the Shares from the trust; provided, however, that no Share shall be released from the trust before the Entitled Employee shall have deposited with the Trustee such amount as shall suffice, in the Trustee's opinion, to pay the Entitled Employee's tax liability, if any, in connection with the said Shares.

         5.3 In the event that the Entitled Employee shall wish to sell the Shares which he shall be entitled to purchase pursuant to an Option granted to him, in whole or in part, subject to the provisions of this Plan, and particularly the provisions of
                  Section 5.2 above, he shall be required to purchase the said Shares from the Trustee, in accordance with the provisions of the Plan, and thereafter shall be entitled to sell the same to a third party.

         5.4 At the time of receipt of the Option, the Entitled Employee shall sign an undertaking to exempt the Trustee from liability for any act or decision lawfully adopted and performed in good faith in connection with the Plan or any Option and/or any Share granted hereunder.

6. Share pool: The Company shall allot to the Trustee 4,500 (four thousand five hundred) shares of common stock (of par value NIS 1.0 each) for the purposes of the Plan ("Entitling Allotment"), subject to adjustments in accordance with Section 13 below. If, for any reason, the right of any Entitled Employee to purchase Shares in accordance with the provisions of this Plan shall terminate or expire, then such Shares shall be returned to the share pool available to the Trustee, which may be allotted to Employees within the framework of the Plan (the "Share Pool").

7.       Stock dividends, dividends and voting rights:

         7.1 In the event that the Company shall issue Shares or other securities thereof as stock dividends (the "Stock Dividends"), relating to Shares which are subject at such time to the right of the Employee entitled to buy the same then, insofar as the Entitled Employee shall be entitled to exercise his right to receive the Options or the Shares, he shall be entitled to receive (for no additional price) also the Stock Dividends allotted thereunder. The said Stock Dividends shall be transferred to the Trustee, and shall be subject to all the terms of the Plan, as if they were Shares allotted within the Entitling Allotment.
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         7.2      For Shares (as opposed to Options) purchased by the Entitled
                  Employee which are held by the Trustee, the Entitled Employee shall be entitled to receive dividends in accordance with the quantity of Shares held in trust for him which he shall have purchased, and to vote, likewise, at any meeting of the Company's shareholders, through a proxy which he shall receive from the Trustee. So long as the Shares which are the subject matter of the Options are held by the Trustee, the dividends paid for such Shares shall be paid to the Trustee for the benefit of the Entitled Employee.

8.      Option grant:

         8.1 The Committee, at its discretion, shall be entitled to grant Options to Employees for the purchase of the Company's Shares from the Share Pool ("Option Grant"). An Option Grant may be performed at any time after this Plan is approved by the Board of Directors, and the Shares designated for the Share Pool in accordance with the Plan are allotted. The date of each Option Grant shall be precisely and explicitly determined by the Committee.

         8.2 Each Option instrument shall specify the number of Shares to which it refers, the date of exercise of the Shares [sic], the price of the Option, the schedule of payment for the Shares, and other terms and dates which the Committee, at its discretion, shall determine in accordance with the terms of this Plan.

         8.3      Without derogating from the Committee's authorities under
                  Section 8.2 above:

                  a. If and insofar as the Option does not determine otherwise, each Option under the Plan shall be for a period of 3 (three) years, subject to that the Entitled Employee shall be entitled to exercise his right to convert the Options into Company Shares gradually, in view of the duration of his employment with the Company, all in accordance with the dates and maximum (cumulative) rates specified in the following table, namely:

                                                                   Maximum
                                              Exercise rate     (cumulative)
                                Period          increment      exercise rate
                                ------        -------------    -------------
                     At the end of the first       --               33%
                     year of employment
                     At the end of the second      33%              66%
                     year of employment
                     At the end of the third       34%             100%
                     year of employment
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                                       5

                  b. The count of the first year of employment of any Employee, as specified in the table in Section 8.3 above (the "Table"), shall start running at the end of a trial period no shorter than six months from the date of the Employee's signing of an employment agreement with the Company (the "Trial Period"). At the end of each year of employment, the Entitled Employee shall be entitled to instruct the Trustee to convert his Options into Company Shares, at the maximum exercise rate for such year of employment, as specified in the Table; provided, however, that the Employee shall be entitled to receive the share certificates only after the Trustee shall have held the same for the period determined in accordance with the provisions of Section 5.2 above, but no less than 24 (twenty four) months (and for the purpose of counting the said period, the period in which the Trustee shall have held the Option to purchase the said Shares shall also be taken into account).

9. The price of the Option and the Shares: Unless otherwise determined by the Committee, the price for each Share exercised [sic] pursuant to an Option shall be the par value of the Share on the date of the conversion. In consideration for the Option Grant, the Entitled Employee shall pay the Company the sum of NIS 1.0, which shall be deducted from his salary.

10.      Exercise of the Option:

         10.1 Each Option shall be exercised in accordance with the terms and on the dates fixed in the Option instrument, and subject to the terms and conditions of this Plan.

         10.2 The exercise of an Option, or of part thereof, shall be performed by the Entitled Employee's signature on an "Exercise Notice" to be sent to the Trustee and to the registered office of the Company, during normal business hours, the form of which shall be determined by the Committee.

         10.3 The provisions of this Plan notwithstanding, but without derogating from the terms of Section 11 hereunder, if an Option, or part thereof, shall not have been exercised, or the consideration for the exercise of the Shares relating thereto shall not have been paid in full, within 3 (three) years from the date of the Option Grant, then such Option (or such part thereof as aforesaid) and the rights deriving therefrom, shall be null and void, and the Shares which would have been received from the exercise thereof (or from the exercise of such part as shall have been canceled as aforesaid) shall no longer be held in trust for the benefit of such Entitled Employee, but shall be returned to the Share Pool held by the Trustee, until the Company shall instruct that such Shares, in whole or in part, be reheld in trust for the benefit of another Entitled Employee.
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                                       6

         10.4 Any payment for Shares within the framework of the exercise of an Option, shall be paid to the Company from the Employee's salary, after the Employee shall have sent the Company an Exercise Notice specifying how many Shares he wishes to buy, in accordance with the maximum exercise rate available to him in accordance with Section 8.3 above, and the total amount which the Company should deduct from his salary due to such purchase.

11.      Termination of employment:

         11.1 Each Employee's right to convert an Option into Company Shares, as determined in accordance with Section 8.3 above, is conditioned upon the Employee's completion of the Trial Period with the Company. In the event that the Employee's employment with the Company shall be terminated prior to the end of the Trial Period (either at his initiative or at the Company's initiative), the Employee shall not be entitled to exercise the Option at all, and the Options shall be null and void.

         11.2 Subject to the provisions of Section 11.5 below, in the event that the Entitled Employee terminates (at his initiative) his employment with the Company after the end of the Trial Period, the Employee's right to exercise the Option shall be - for the year in which his employment shall have been terminated - at a rate proportionate to the period of time which he shall have completed with the Company during such employment year, namely the number of (full) employment months which he shall have completed in such year, divided by 12 (for example, and for example only - if the Employee ceases working for the Company 18 employment months after the end of the Trial Period, the total rate of Options he shall be entitled to exercise due to the period of his employment with the Company shall be determined in accordance with the following formula: [33% + 33% X (6:12) = 49.5%].

         11.3 Subject to the provisions of Section 11.5 hereunder, in the event that the Company shall terminate the Entitled Employee after the end of the Trial Period, the Employee shall be entitled to exercise the Option up to the maximum rate stated in the Table in Section 8.3 above with regard to the employment year in which his employment shall have actually been terminated as aforesaid (for example, and for example only - if the Employee's employment shall have been terminated 18 months after the end of the Trial Period, he shall be entitled to exercise 66% of the Option).

         11.4 All of the aforesaid notwithstanding, in the event of the Entitled Employee's termination under grievous circumstances, the Employee shall not be entitled to use the Option held by him, and it shall be null and void. The term "Employee's termination under grievous circumstances" shall mean termination due to a breach of trust, or due to a fundamental breach of the Employee's undertakings pursuant to the employment agreement, or under other circumstances lawfully denying an employee's right to receive severance pay.
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         11.5     The provisions of Sections 11.2 and 11.3 above shall not apply to an Employee if he ceases to be an employee of the Company within two years from the date of allotment, unless such cessation is due to death or special circumstances beyond the Employee's control, for which written approval is obtained from the Income Tax Commission, pursuant to Section 6(a) of the Income Tax Rules (Tax Benefits in the Allotment of Shares to Employees), 5749-1989 ("Income Tax Rules").

12.      Death, loss of the ability to work, retirement:

         Subject to the provisions of Section 6(a) of the Income Tax Rules:

         12.1 In the event that the Entitled Employee shall pass away during the term of his employment with the Company (the "Deceased"), then the person to whom the Deceased's rights under the Plan shall have been bequeathed, if bequeathed, pursuant to a will or the provisions of the law, shall be entitled, within a period of 12 months from the Deceased's death, to exercise the rights which the Deceased shall have had at that time and not yet exercised, at the same conditions, rate and quantities as the Deceased shall have had immediately prior to his passing, as the Deceased shall have been entitled to exercise at the time of his death.

         12.2 If the Entitled Employee shall be unable to continue working for the Company due to disability, as a result of an accident or illness or another reason approved by the Committee, during the course of his employment with the Company, such Entitled Employee (or his guardian or the person in charge of him) shall be entitled, subject to the Committee's approval (which shall not be unreasonably withheld), to continue enjoying the rights which he shall have had under the Plan, under such conditions as the Committee shall determine at the sole discretion thereof.

         12.3 If the Entitled Employee shall retire, he shall be able, subject to the Committee's approval, to continue enjoying the rights he shall have had under the Plan, if and insofar as he had any, prior to his retirement, under such conditions as the Committee shall determine at the sole discretion thereof.

13. Upon the occurrence of one (or more) of the events listed below, the Entitled Employee's right to purchase Shares under the Plan shall be adjusted as follows:
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                                       8

         13.1 In the event that the Company's common stock shall be split or consolidated into a larger or smaller number of shares, respectively, or if, within the framework of a merger, consolidation, reorganization, recapitalization or similar event, the Company's common stock shall be replaced with other securities of the Company or of another corporation, each Entitled Employee shall, under the following conditions, be able to purchase the quantity of new common stock or the quantity of other securities of the Company or of another corporation as aforesaid, equivalent to the quantity of original common stock which such Entitled Employee shall have been entitled to purchase but for the said modification, and in accordance with the new par value to be determined for each share or security, and reflecting the split, the consolidation or the replacement of shares as aforesaid.

         13.2     Upon the occurrence of one of the events specified in Section
                  13.1 above, the shares in the Share Pool as defined in Section 7 above, for which there shall be at the time no corresponding Option, shall also be adjusted in accordance with Section 13.1 above.

14.      Assignment and sale of shares:

         14.1 No Share, the consideration for which shall not have been paid in full pursuant to this Plan, shall be assignable, pledgeable, transferable or saleable by the Entitled Employee. Throughout the Entitled Employee's lifetime, all of his rights to exercise Shares [sic] shall be exclusively his, and shall not be transferable, pledgeable, saleable or assignable by him, including to other employees. For the removal of doubt, the aforesaid shall not limit the Entitled Employee's right to bequeath to his heirs or to his estate the right to purchase Shares which shall have been available to him, pursuant to a will or the provisions of the law, in accordance with Section 12 above.

         14.2 The Entitled Employee shall not be able to sell his Shares, in whole or in part, before two years shall have elapsed from the date of granting of the Option to him.

         14.3 Every Option given to an Employee shall be accompanied by an undertaking by the Employee in accordance with the provisions fixed for this purpose in the Income Tax Rules (namely, an undertaking to the Assessing Officer not to transfer the Shares in a transfer subject to a tax exemption and not to require a tax exemption pursuant to Section 95 or 97(a) of the Ordinance or pursuant to Chapter G of the Encouragement of Industry Law (Taxes) 5729-1969 due to the transfer of the Shares before the applicable tax shall have been paid). The Employee shall further undertake not to transfer, sell or assign his rights under the Option throughout his lifetime and not to assign, transfer or sell Shares, the consideration for which shall not have been paid to the Company in full (i.e., an undertaking by the Entitled Employee to give effect to the provisions of Section 14.1 above). The Entitled Employee shall further undertake not to sell, pledge, transfer or assign the Shares purchased by him under the Plan, in whole or in part, but in accordance with the provisions of the Securities Law, 5728-1968 and the regulations, orders and notices issued thereunder (the "Securities Law"), or the provisions of any other law which shall apply to the transfer of the Shares in the Company at such time.
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                                       9

         14.4 These provisions shall not derogate from any other provision in the Company's articles of association or otherwise, or from the provisions of any law or otherwise, including the Securities Law, which prevent or restrict an employee in the transfer, pledge, sale or assignment of his shares.

15.      The dates of the Plan:

         15.1 The Plan shall commence on March 15, 1996 and shall terminate on March 31, 2000 (without derogating from the validity of the Options which shall still be exercisable on such date), but such termination shall not derogate from the provisions of this agreement [sic] or from the applicable provisions of the law relating to Options and Shares held in trust on the date of termination.

         15.2 Subject to the provisions of any law, the Board of Directors shall be entitled at any time, and from time to time, to terminate this Plan or amend it in any way. In any event, no act of the Company shall compromise or modify the rights of the Entitled Employee, without his consent, with regard to any Option granted to him before such act.

16. Nothing in this Plan, or in any modification hereof, shall be construed as to obligate the Company to continue employing the Entitled Employee, and nothing in the Option shall be construed as conferring upon the Entitled Employee the right to continue working for the Company, or as limiting the Company's right to terminate the Entitled Employee at any time, and all subject to the terms and conditions of the personal employment agreement between such Employee and the Company.

17. The Plan, its interpretation, execution, termination, Share allotment and Option granting by virtue hereof and anything relating hereto or connected herewith, directly or indirectly, shall be subject exclusively to the laws of the State of Israel. Any dispute relating to this Plan and to the exercise of rights hereunder shall be referred to the resolution of Adv. Yossef Tussia-Cohen, CPA Moshe Cohen and Adv. Ehud Arad (hereinafter jointly: the "Arbitrators"), who shall resolve the same in accordance with the Arbitration Law, 5728-1968 and the Schedule thereto. The Arbitrators' decision shall be final and binding upon the Company and the Entitled Employee.
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                                       10

18. All applicable taxes under any law in connection with the granting of Options to the Employee, his exercise thereof, or the purchase, sale or conversion of the Shares, shall be imposed on and paid by the Employee. Furthermore, the Entitled Employee undertakes to promptly indemnify the Company and the Trustee for any tax they shall be required to pay or any fine or payment imposed on them in connection with the Options and/or Shares as aforesaid, and the Company shall be entitled, pursuant to the Trustee's instruction, to deduct such amount from the Employee's salary and/or from any payment due to the Employee from the Company.

                          Request to Approve a Trustee


The Income Tax Commission                          Date: March 4, 1996
Jerusalem


Dear Commissioner,

(a) By virtue of the authority vested in you in Section 102 of the Income Tax Ordinance, we hereby request that you approve CPA Moshe Cohen, I.D. 5120947-1 as trustee pursuant to Section 102 of the Ordinance, with regard to a plan for the allotment of shares/options to employees which On Track Innovations Ltd. intends to implement, as a plan in conformity with the provisions of the said Section 102.

         The details of the plan are attached to this request.

      (-)                          (-) [Stamp of On Track Innovations Ltd.]
----------------                           ------------------------------
Moshe Cohen,CPA                            On Track Innovations Ltd.




(b)     Trustee's declaration

        I hereby declare that -

         1. I meet the requirements fixed in Section 2 of the Income Tax Rules (Tax Benefits in the Allotment of Shares to Employees), 5749-1989.

         2. I am prepared to act as trustee pursuant to Section 102 of the Ordinance, with regard to the allotment plan specified in this request, and undertake to bear all the duties imposed on a trustee under the said section and the rules issued thereunder.


     (-)
----------------
Moshe Cohen, CPA